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Exhibit 1.1

4,000,000 Shares

CYGNUS, INC.

Common Stock

UNDERWRITING AGREEMENT

        February 13, 2002

CIBC World Markets Corp.
Robertson Stephens, Inc.
c/o CIBC World Markets Corp.
417 5th Avenue, 2nd Floor
New York, New York 10016

On behalf of the several
Underwriters named on
Schedule I attached hereto.

Ladies and Gentlemen:

        Cygnus, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"), an aggregate of 4,000,000 shares (the "Firm Shares") of the Company's Common Stock, $0.001 par value (the "Common Stock"). The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 600,000 shares (the "Option Shares") of Common Stock from the Company for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are referred to herein, collectively, as the "Shares."

        1.    Sale and Purchase of the Shares.    On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

          (a)    The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price of $3.50 per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter under the column "Number of Firm Shares to be Purchased from the Company" on Schedule I to this Agreement, subject to adjustment in accordance with Section 11 hereof.

          (b)    The Company grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as such term is hereinafter defined), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

        2.    Delivery and Payment.    Payment of the purchase price for, and delivery of certificate for, the Firm Shares shall be made at the offices of CIBC World Markets Corp., 417 5th Avenue, 2nd Floor, New York, New York 10016, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement, or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date").

        In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each date of delivery as specified in the notice referred to in Section 1(b) hereof from the Representatives to the Company (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and the Option Shares Closing Date are referred to herein, individually, as a "Closing Date" and, collectively, as the "Closing Dates."

        Payment shall be made to the Company by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company, against delivery of the respective certificates to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them.

        Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section l(b) hereof and shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company ("DTC") for the account of such Underwriter. The Company will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Representatives, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

        3.    Registration Statement and Prospectus; Public Offering.    The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Securities Act Rules") adopted by the Securities and Exchange Commission (the "Commission"), a Registration Statement (as hereinafter defined) on Form S-3 (No. 333-60962), which Registration Statement, as amended, at the time it became effective (the "Effective Date") or at the time of the most recent post-effective amendment thereto and including all documents incorporated or deemed to be incorporated by reference therein, shall hereinafter be referred to as the "Registration Statement." If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Securities Act Rules (the "462(b) Registration Statement"), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. A prospectus supplement to the prospectus included in the Registration Statement (the "Base Prospectus") is to be used in connection with the offering and sale of the Shares. The Base Prospectus, as supplemented by any prospectus supplement thereto in the form filed pursuant to Rule 424(b) of the Securities Act (including all documents incorporated or deemed to be incorporated by reference therein), is hereinafter referred to as the "Prospectus." Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Prospectus and incorporated by reference in the Prospectus.

        The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus (the "Offering"), as soon after the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed the Registration Statement and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

        4.    Representations and Warranties of the Company.    The Company hereby represents and warrants to each Underwriter as follows:

          (a)    On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus was or is filed with the Commission and each Closing Date (collectively, the "Compliance Dates"), the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) complied or will comply, in all material respects, with the applicable provisions of the Securities Act and the Securities Act Rules and the Exchange Act and the rules and regulations of the Commission promulgated thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; and on the Effective Date and the Compliance Dates neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. When the Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(b) of the Securities Act Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, the Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Securities Act Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If applicable, the Prospectus delivered to the Underwriters for use in connection with the Offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 4(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus, which information the Company acknowledges is limited to the statements contained under the caption "Underwriting" in the Prospectus.

          (b)    The Registration Statement is effective under the Securities Act, and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for such purpose have been instituted or are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Securities Act Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

          (c)    The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and, when read together and with the other information in the Registration Statement and the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (d)    The consolidated financial statements of the Company and its Subsidiaries (as such term is hereinafter defined) (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position, the results of operations, the statements of cash flows and the statements of stockholders' equity and the other information purported to be shown therein with respect to the Company and its Subsidiaries at the respective dates and for the respective periods to which they apply. Such financial statements and related schedules and notes have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made. The summary financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and such summary financial data has been presented on a basis consistent with the consolidated financial statements so set forth in the Prospectus and other financial information incorporated by reference therein. The unaudited condensed consolidated financial statements included in the Registration Statement have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules and regulations and such financial statements may be subject to normal year end adjustments.

          (e)    Ernst & Young LLP, whose reports are filed with the Commission as a part of the Registration Statement, are, and during the periods covered by their reports were, independent public accountants as required by the Securities Act and the Securities Act Rules.

          (f)    Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Company and each subsidiary of the Company and each other entity controlled directly or indirectly by the Company (collectively, "Subsidiaries") is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted thereby or the location of the assets or properties owned, leased or licensed thereby requires such qualification. Each of the Company and each of its Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental and regulatory bodies and all other persons and entities (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business, all of which Permits are valid and in full force and effect, as described in the Registration Statement and the Prospectus. Each of the Company and each of its Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the Company thereunder. Except as may be required under the

  Securities Act and state and foreign Blue Sky laws, no other Permits are required for the Company to enter into or deliver, or to perform its obligations under, this Agreement or to issue and sell the Shares.

          (g)    Each of the Company and each of its Subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") described in the Prospectus as being owned thereby or necessary for the conduct of its business. Neither the Company nor any of its Subsidiaries has received any notice of, or is aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

          (h)    Each of the Company and each of its Subsidiaries has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property described in the Prospectus as being owned thereby. Any real property and buildings described in the Prospectus as being held under lease by the Company or any of its Subsidiaries is held thereby under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement and the Prospectus.

          (i)    There are no litigation or governmental proceedings to which the Company or any of its Subsidiaries is subject or which are pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries, which, individually or in the aggregate, might have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company (a "Material Adverse Effect") or affect the consummation of this Agreement or which are required to be disclosed in the Registration Statement and the Prospectus and are not so disclosed.

          (j)    Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein (a) there has not been any material adverse change with regard to the assets or properties, business, results of operations or financial condition of the Company and (b) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree. Since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, except as reflected therein, neither the Company nor any of its Subsidiaries has (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (ii) entered into any transaction not in the ordinary course of business or (iii) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

          (k)    There is no document, contract or other agreement of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not so described or filed as required by the Securities Act or Securities Act Rules. Each description of a document, contract or other agreement in the Registration Statement and the Prospectus accurately reflects in all respects the terms of such underlying document, contract or agreement. Each agreement described in the Registration Statement and Prospectus or listed in the Exhibits to the Registration Statement or incorporated by reference therein is in full force and effect and is valid and enforceable by and against the Company or the Subsidiary which is a party thereto, as the case may be, in accordance with its terms. Neither the Company nor any Subsidiary, nor, to the Company's knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed thereby under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, could have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance or observance of any term, covenant or condition, by the Company or any Subsidiary of any other agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or such Subsidiary or their respective properties or business may be bound or affected, which default or event, individually or in the aggregate, could have a Material Adverse Effect.

          (l)    Neither the Company nor any of its Subsidiaries is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, the consequences of which violation or violations, individually or in the aggregate, could have a Material Adverse Effect.

          (m)    Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will (a) give rise to a right to terminate, accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or businesses is bound or (ii) any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its Subsidiaries or (b) violate any provision of the charter or by-laws of the Company or any of its Subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

          (n)    The Company's authorized and outstanding capital stock as of September 30, 2001 is as set forth under the caption "Capitalization" in the Prospectus. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its Subsidiaries or any such rights pursuant to the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries or any agreement or instrument to or by which the Company or any of its Subsidiaries is a party or bound. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued and fully paid and nonassessable and none of the Shares will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of capital stock of the Company or any of its Subsidiaries or any security convertible into, or exercisable or exchangeable for, such capital stock. The Common Stock and the Shares conform to all statements in relation thereto contained in the Registration Statement and the Prospectus. All outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly by the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Prospectus.

          (o)    No holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement or, except for Reedland Capital Partners, to demand registration of any security owned by such holder at any time during the period ending 180 days after the date of this Agreement. Each director and executive officer of the Company has delivered to the Representatives an enforceable written lock-up agreement in the form attached to this Agreement ("Lock-Up Agreement").

          (p)    All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          (q)    Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors. The Company is not aware of any threatened or pending litigation between the Company or any of its Subsidiaries, on the one hand, and any of the executive officers of the Company or any of its Subsidiaries, on the other hand, and has no reason to believe that any such executive officers will not remain in the employment of the Company or any such Subsidiary, as the case may be.

          (r)    No transaction has occurred between or among the Company, on the one hand, and any of its officers or directors or five percent stockholders or any affiliate or affiliates of any such officer or director or five percent stockholders, on the other hand, that is required to be described in and is not described in the Registration Statement or the Prospectus.

          (s)    The Company has not taken, nor will the Company take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

          (t)    The Company and its Subsidiaries have filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all materials respects, or have received extensions still in effect with respect to such required filings, and have paid all taxes shown on such returns and all assessments received thereby to the extent that such taxes are material and have become due. There are no tax audits or investigations pending which, if adversely determined, would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its Subsidiaries.

          (u)    The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System, subject to official Notice of Issuance. A registration statement with respect to the Shares has been filed by the Company on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

          (v)    The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.

          (w)    The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the dispositions of, and other transactions involving, the assets of, and the results of operations of, the Company and its Subsidiaries. Each of the Company and

  each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) all transactions are executed in accordance with management's general or specific authorizations, (ii) all transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets thereof is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets thereof is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences arising from such comparison.

          (x)    The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which the Company and its Subsidiaries are engaged or propose to engage after giving effect to the transactions described in the Prospectus. All policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or the respective businesses, assets, employees, officers and directors of the Company or any of its Subsidiaries are in full force and effect, and each of the Company and each of its Subsidiaries is in compliance with the terms of such policies and bonds in all material respects; and neither the Company nor any Subsidiary of the Company has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

          (y)    Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions herein contemplated has been obtained or made and is in full force and effect.

          (z)    There are no affiliations with the National Association of Securities Dealers, Inc. (the "NASD") of the Company's officers or directors or, to the best knowledge of the Company, any holder of five percent or more of the Company's Securities, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representatives.

          (aa)    Each of the Company and each of its Subsidiaries is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Law") which are applicable to its business. None of the Company nor any of its Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws. Each of the Company and each of its Subsidiaries has received all permits, licenses and other approvals required thereof under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of all such permits, licenses and approvals. To the Company's knowledge, no facts currently exist that will require the Company or any of its Subsidiaries to make future material capital expenditures to comply with Environmental Laws. No property which is or has been owned, leased or occupied by the Company or any of its Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (the "CERCLA 1980"), or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its Subsidiaries has been named as a "potentially responsible party" under the CERCLA 1980.

          (bb)    In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which review the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

          (cc)    The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (dd)    None of the Company or any of its Subsidiaries or any other person associated with or acting on behalf of the Company or any of its Subsidiaries (including, without limitation, any director, officer, agent or employee of the Company or any of its Subsidiaries) have, directly or indirectly, while acting on behalf of the Company or any such Subsidiary (i) used any corporate funds for unlawful contributions, gifts or entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment.

          (ee)    Each of the Company and each of its Subsidiaries is in compliance in all material respects with all rules, laws and regulations relating to the development, testing, manufacturing, sale and distribution of products regulated by the United States Food and Drug Administration or any similar state or foreign governmental agencies.

          (ff)    To the best of the knowledge of the Company and each of its Subsidiaries, (a) the patent applications (the "Patent Applications") referred to in the patent matters reflected on Schedule II attached hereto (the "Relevant Intellectual Property Matters") were properly prepared and filed, in accordance with all applicable legal and procedural requirements, and are in good standing, (b) the issued patents (the "Issued Patents") referred to in the Relevant Intellectual Property Matters were properly obtained, in accordance with all applicable legal and procedural requirements, and are in good standing, (c) the inventions claimed in the Patent Applications and the Issued Patents are held by the Company free and clear of all liens, claims and encumbrances and free of all royalty or similar payment obligations, (d) with respect to the Patent Applications and the Issued Patents, all relevant prior art has been disclosed promptly to the appropriate governmental agency and (e) the license agreement by and between the Company and the Regents of the University of California, dated January 31, 1995, and all amendments thereto (the "License Agreement"), is in full force and effect.

          (gg)    To the best of the knowledge of the Company and each of its Subsidiaries, the Relevant Intellectual Property Matters, the License Agreement and the know-how, copyrights, trade secrets and other intellectual property of the Company includes all intellectual property of any nature whatsoever required to make, use, sell or offer for sale the Company's GlucoWatch Biographer product in the United States and the United Kingdom.

          (hh)    Neither the Company nor any of its Subsidiaries has received any notices, threats or warnings, orally or in writing, asserting any ownership rights contrary to those of the Company or any of its Subsidiaries with respect to any of the Relevant Intellectual Property Matters or the License Agreement or any trade name, copyright, trade secret or know how of the Company.

          (ii)    Neither the Company nor any of its Subsidiaries has received any notices, threats or warnings, orally or in writing, challenging the validity or enforceability of any of the Relevant

  Intellectual Property Matters or the License Agreement or any trade name, copyright, trade secret or know how of the Company.

          (jj)    Neither the Company nor any of its Subsidiaries is aware of, or has received any notices, threats or warnings, orally or in writing, alleging, any infringement of, or conflict with, rights or claims of others with respect to any of the Relevant Intellectual Property Matters or the License Agreement or any trade name, copyright, trade secret or know how of the Company.

          (kk)    Neither the Company nor any of its Subsidiaries is aware of any patent, trademark, service mark, trade name, copyright, trade secret or know-how or other intellectual property right of any third party that would be infringed by the Company's GlucoWatch Biographer product.

          (ll)    Other than proceedings (except re-examination, reissue, opposition or interference proceedings) of the various patent and trademark offices, there are no legal or governmental proceedings pending relating to any of the Relevant Intellectual Property Matters or the License Agreement or any trade name, copyright, trade secret, know how or other proprietary information or materials of the Company, and no such proceedings are threatened or contemplated by governmental authorities or others.

        5.    Conditions of the Underwriters' Obligations.    The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares on each Closing Date are subject to each of the following terms and conditions:

          (a)    Notification that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 6(a) of this Agreement.

          (b)    No order preventing or suspending the use of the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission. Any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives.

          (c)    The representations and warranties of the Company contained in this Agreement and in the certificates delivered in accordance with paragraph (d) of this Section 5 shall be true and correct when made and on and as of each Closing Date as if made on such Closing Date. The Company shall have performed all covenants and agreements, and satisfied all conditions, contained in this Agreement required or contemplated to be performed or satisfied thereby at or before such Closing Date.

          (d)    The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive officer and the chief financial officer or chief accounting officer of the Company to the effect that (i) the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and the Company has performed all covenants and agreements, and satisfied all conditions, contained in this Agreement required or contemplated to be performed or satisfied thereby at or prior to such Closing Date, and (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and to the best knowledge of the signers of such certificate, no proceedings for such purpose have been instituted or are pending under the Securities Act.

          (e)    The Representatives shall have received, at the time this Agreement is executed and on each Closing Date, a signed letter from Ernst & Young LLP addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

          (f)    The Representatives shall have received on each Closing Date from Orrick, Herrington & Sutcliffe LLP, counsel for the Company, an opinion, in form and substance satisfactory to the Representatives, addressed to the Representatives and dated such Closing Date, and stating in effect that:

              (i)  Each of the Company and each of its Subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its businesses makes such qualification necessary, except where the failure to be so qualified would not materially and adversely affect the Company and its Subsidiaries taken as a whole.

            (ii)  Each of the Company and its Subsidiaries has all requisite corporate power and authority to own, lease and license its assets and properties and conduct its business as described in the Registration Statement and the Prospectus and, in the case of the Company, to enter into, to deliver and to perform its obligations under this Agreement and to issue and sell the Shares.

            (iii)  The Company has authorized capital stock as set forth in the Registration Statement and the Prospectus under the caption "Capitalization," as of the dates stated therein; the certificates evidencing the Shares (if any) are in due and proper legal form and have been duly authorized for issuance by the Company and all of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and none of such outstanding shares was issued in violation of any preemptive or other similar right. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable and none of such shares will have been issued in violation of any preemptive or other similar right under applicable law, the Company's Certificate of Incorporation or By-Laws or other governing documents or any agreement or instrument which is material to the business and financial condition of the Company or, to such counsel's knowledge, any other agreements or instruments to which the Company is a party or by which it is bound. Except as disclosed in the Registration Statement and the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any securities of the Company under applicable law, the Company's Certificate of Incorporation or By-Laws or other governing documents or any agreement or instrument which is material to the business and financial condition of the Company or, to such counsel's knowledge, any other agreements or instruments to which the Company is a party or by which it is bound. To the best of such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into, or exercisable or exchangeable for, capital stock of the Company. The issued and outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company or by another wholly-owned subsidiary of the Company, free and clear of, to the knowledge of such counsel, any security interests, liens, encumbrances, equities or claims, (other than those contained in the Registration Statement and the Prospectus).

            (iv)  All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares. This Agreement has been duly authorized, executed and delivered by the Company and this Agreement is enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

            (v)  Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) or any other agreement or instrument entered into or to be entered into by the Company in connection with the transactions contemplated by the Registration Statement and the Prospectus will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge, claim, security interest or encumbrance upon any properties or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed trust, note or other agreement or instrument of which such counsel is aware and to which the Company or any of its Subsidiaries is a party or by which any of the Company or any of its Subsidiaries or any of their respective properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation of which such counsel is aware or violate any provision of the charter or by-laws of the Company or any of its Subsidiaries.

            (vi)  To the best of such counsel's knowledge, no default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition by the Company of any indenture, mortgage, deed of trust or note or any other agreement or instrument to which the Company is a party or by which it or any of its assets or properties or businesses may be bound or affected.

          (vii)  To the best of such counsel's knowledge, none of the Company or any of its Subsidiaries is in violation of any term or provision of its charter or by-laws or any franchise, license, permit, judgment, decree, order, statute, rule or regulation.

          (viii)  No consent, approval, authorization, license, registration, qualification or order of any court or governmental agency or regulatory body is required for the due authorization, execution, delivery or performance of this Agreement by the Company or the consummation of the transactions contemplated hereby, except such as have been obtained under the Securities Act or the Securities Act Rules and such as may be required under state securities or Blue Sky laws and the rules of the NASD (as to which such counsel need not express an opinion).

            (ix)  To the best of such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company.

            (x)  The statements in the Registration Statement and the Prospectus, and the statements incorporated therein by reference, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries of such documents and matters of law. Accurate copies of all contracts and other documents required to be filed as exhibits to, or described or incorporated by reference in, the Registration Statement have been so filed with the Commission or are accurately described in the Registration Statement, as the case may be.

            (xi)  The Registration Statement and the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Rules and the documents incorporated by reference in the Registration Statement and the Prospectus and any further amendment or supplement to any such incorporated document made by the Company (except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel expresses no opinion) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

          (xii)  The Registration Statement has become effective under the Securities Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or are threatened, pending or contemplated and no other event or circumstance has occurred that has caused the Registration Statement to no longer be effective. All required filings of the Prospectus and all supplements thereto pursuant to Rule 424(b) under the Securities Act have been made in the manner and within the time periods required by such Rule 424(b).

          (xiii)  The Shares have been approved for listing on the Nasdaq National Market System.

          (xiv)  The rights, preferences and privileges of the Common Stock and the Shares and the other capital stock of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus, or incorporated therein by reference.

          (xv)  The Company is not an "investment company" or an entity controlled by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

To the extent deemed advisable by such counsel, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials. In addition, such counsel shall state that such counsel participated in conferences with the Representatives and with representatives of the Company and its accountants concerning the Registration Statement and the Prospectus and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as specified in the foregoing opinion). Based upon and subject to the foregoing, nothing has come to such counsel's attention to cause such counsel to believe that (i) the Registration Statement, at its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, at the time it was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(b) of the Securities Act Rules) and when any amendment thereof or supplement thereto was first filed with the Commission or as of the Closing Date and the Option Shares Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Company, when they became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the

Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this paragraph with respect to the financial statements, schedules and other financial and statistical information derived therefrom contained in the Registration Statement or the Prospectus).

          (g)    The Representatives shall have received on each Closing Date from Barbara G. McClung, Senior Vice President and General Counsel of the Company, an opinion, addressed to the Representatives and dated such Closing Date, stating in effect that:

              (i)  Such counsel has read the Registration Statement and the Prospectus, including in particular the portions of the Registration Statement and the Prospectus under the caption "Intellectual Property" (such portions being referred to herein, collectively, as the "Intellectual Property Portions").

            (ii)  The statements in the Intellectual Property Portions are accurate and fairly present the matters of law and legal conclusions stated therein.

            (iii)  Nothing has come to such counsel's attention which has caused her to believe that (a) any patent application (the "Patent Applications") referred to in the patent matters reflected on Schedule II attached to the Underwriting Agreement (the "Relevant Intellectual Property Matters") was not properly prepared and filed, in accordance with all applicable legal and procedural requirements, or is not in good standing, (b) the issued patents (the "Issued Patents") referred to in the Relevant Intellectual Property Matters were not properly obtained, in accordance with all applicable legal and procedural requirements, or are not in good standing, (c) any invention claimed in any of the Patent Applications or the Issued Patents is not held by the Company free and clear of all liens, claims and encumbrances and free of all royalty or similar payment obligations, (d) with respect to the Patent Applications and the Issued Patents, any relevant prior art has not been disclosed promptly to the appropriate governmental agency or (e) the license agreement by and between the Company and the Regents of the University of California, dated January 31, 1995, and all amendments thereto (the "License Agreement"), is not in full force and effect.

            (iv)  To the best of such counsel's knowledge, the Relevant Intellectual Property Matters, the License Agreement and the know-how, copyrights, trade secrets and other intellectual property of the Company includes all intellectual property of any nature whatsoever required to make, use, sell or offer for sale the Company's GlucoWatch Biographer product in the United States and the United Kingdom.

            (v)  Neither the Company nor any of its Subsidiaries has received any notices, threats or warnings, orally or in writing, asserting any ownership rights contrary to those of the Company with respect to any of the Relevant Intellectual Property Matters or the License Agreement or any trade name, copyright, trade secret or know how of the Company.

            (vi)  Neither the Company nor any of its Subsidiaries has received any notices, threats or warnings, orally or in writing, challenging the validity or enforceability of any Relevant Intellectual Property Matter or the License Agreement or any trade name, copyright, trade secret or know how of the Company.

          (vii)  Neither the Company nor any of its Subsidiaries is aware of, or has received any notices, threats or warnings, orally or in writing, alleging, any infringement of, or conflict with, rights or claims of others with respect to any Relevant Intellectual Property Matter or the License Agreement or any trade name, copyright, trade secret or know how of the Company.

          (viii)  Neither the Company nor any of its Subsidiaries is aware of any patent, trademark, service mark, trade name, copyright, trade secret or know-how or other intellectual property right of any third party that would be infringed by the Company's GlucoWatch Biographer product.

            (ix)  Other than proceedings (except re-examination, reissue, opposition or interference proceedings) of the various patent and trademark offices, there are no legal or governmental proceedings pending relating to any of the Relevant Intellectual Property Matters or the License Agreement or any trade name, copyright, trade secret, know how or other proprietary information or materials of the Company, and no such proceedings are threatened or contemplated by governmental authorities or others.

In addition, such counsel shall state that such counsel participated in conferences with the Representatives and with representatives of the Company and its accountants concerning the Registration Statement and the Prospectus and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (other than statements in the Intellectual Property Portions and except as specified in the foregoing opinion). Based upon and subject to the foregoing, nothing has come to such counsel's attention to cause such counsel to believe that (i) the Registration Statement, at its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, at the time it was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(b) of the Securities Act Rules) and when any amendment thereof or supplement thereto was first filed with the Commission or as of the Closing Date and the Option Shares Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Company, when they became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this paragraph with respect to the financial statements, schedules and other financial and statistical information derived therefrom contained in the Registration Statement or the Prospectus).

          (h)    All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel and the Underwriters shall have received from McDermott, Will & Emery a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to McDermott, Will & Emery such documents as it may reasonably request for the purpose of enabling them to pass upon such matters.

          (i)    The Representatives shall have received copies of the Lock-Up Agreements executed by each entity or person described in Section 4(o).

          (j)    The Company shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

        6.    Covenants of the Company.

          (a)    The Company covenants and agrees as follows:

              (i)  The Company will use its best efforts to cause the Registration Statement to remain effective after the execution of this Agreement. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement.

            (ii)  The Company shall promptly advise the Representatives in writing (a) when any amendment to the Registration Statement shall have become effective, (b) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (c) of the prevention or suspension of the use of the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for such purpose and (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement unless the Company has furnished the Representatives a copy of such amendment for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

            (iii)  If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Securities Act Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Securities Act Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 6(a), an amendment or supplement which shall correct such statement or omission or an amendment or supplement which shall effect such compliance.

            (iv)  The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 thereunder.

            (v)  The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Securities Act Rules, as many copies of the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (vi)  The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the Offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction to which it is not already subject.

          (vii)  The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

          (viii)  Without the prior written consent of CIBC World Markets Corp., for a period of 90 days after the date of this Agreement, the Company and each of its individual directors and executive officers shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares hereunder and the issuance of shares pursuant to the Company's existing stock option plan or bonus plan as described in the Registration Statement and the Prospectus. In the event that during this period, any options are granted pursuant to the Company's existing stock option plan or bonus plan that are exercisable during such 90-day period or any registration is effected on Form S-8 or on any successor form relating to options that are exercisable during such 90-period, the Company shall obtain the written agreement of the grantee or purchaser or holder of such registered securities that, for a period of 90 days after the date of this Agreement, such grantee or purchaser or holder will not, without the prior written consent of CIBC World Markets Corp., directly or indirectly (i) make any offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of any Common Stock beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the "Lock-Up Shares") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Shares, whether any such swap or transaction is to be settled by delivery of shares of the Common Stock or other securities, in cash or otherwise, other than Common Stock to be sold in the Offering.

            (ix)  On or before completion of the Offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

            (x)  Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the Offering without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

            (xi)  The Company will apply the net proceeds from the Offering in the manner set forth under "Use of Proceeds" in the Prospectus.

          (b)    The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement, including those relating to (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement, (ii) the preparation and delivery of certificates for the Shares to the Underwriters, (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 6(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda, (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of the Prospectus and all amendments and supplements to the Prospectus and of the various other documents required by this Section 6 to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the filing fees of the NASD in connection with its review of the terms of the Offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review, if any, (vi) inclusion of the Shares for quotation on the Nasdaq National Market System and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Subject to the provisions of Section 9, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

        7.    Indemnification.

          (a)    The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or any other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon in whole or in part (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application"), or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) upon any failure of the Company to perform any of its obligations hereunder or under law; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by the

  Representatives on behalf of any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained in the (i) concession and reallowance figures appearing under the caption "Underwriting" and (ii) the stabilization information contained under the caption "Underwriting" in the Prospectus; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

          (c)    Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served in connection with such notice of commencement. No indemnification provided for in Section 7(a) or 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice; provided, however, that the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve such indemnifying party from any liability that it may have to any indemnified party for contribution or otherwise than under this Section 7. In case any such action, suit or proceeding shall be brought against any indemnified party and such indemnifying party shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from such indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense thereof and the approval by such indemnified party of such counsel, such indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. Such indemnified party shall have the right to employ its counsel in any such action, suit or proceeding, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of counsel by such indemnified party has been authorized in writing by such indemnifying party or parties, such indemnified party shall have been advised by counsel that there may be one or more legal defenses available thereto which are different from or in addition to those available to such indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or such indemnifying party or parties shall not have employed counsel to assume the defense of such action, suit or proceeding within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel for such indemnified party shall be at the expense of such indemnifying party or parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

        8.    Contribution.    In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7(a) or 7(b) would be due in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall contribute to the aggregate losses, claims, damages, liabilities and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the Offering or, if such allocation is not permitted by applicable law or indemnification is not available as a result of such indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts but before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the Underwriters in the Offering, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder and (ii) the Company shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution under this Section 8 from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this Section 8. Any party entitled to contribution under this Section 8 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for such contribution may be made against another party or parties under this Section 8, notify such party or parties from whom such contribution may be sought, but the omission so to notify such party or parties from whom such contribution may be sought shall not relieve such party or parties from whom contribution may be sought from any other obligation such party or parties may have hereunder or otherwise than under this Section 8. No party shall be liable for contribution under this Section 8 with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters' obligations to contribute pursuant to this Section 8 are several, in proportion to their respective underwriting commitments, and not joint.

        9.    Termination.    This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company at any time:

          (a)    in the absolute discretion of the Representatives at or before any Closing Date (i) if on or prior to such date, any domestic or international event or act or occurrence shall have materially disrupted, or in the opinion of the Representatives will in the future materially disrupt, the securities markets, (ii) if there shall have occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the Offering, (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States shall be such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares, (iv) if trading in the Shares shall have been suspended by the Commission or trading generally on the New York Stock Exchange, Inc., on the American Stock Exchange, Inc. or the Nasdaq National Market System shall have been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required, by any such exchange or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental or regulatory authority, (v) if a banking moratorium shall have been declared by any state or Federal authority or (vi) if, in the judgment of the Representatives, there shall have occurred a Material Adverse Effect or

          (b)    at or before any Closing Date, that any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement.

If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred thereby in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased thereby under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

        10.    Substitution of Underwriters.    If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 9) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

          (a)    if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, however, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Shares without the prior written consent of such Underwriter, or

          (b)    if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to one additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company and without liability on the part of the Company, except in both cases as provided in Sections 6(b), 7, 8 and 9. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

        11.    Miscellaneous.    The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 6(b), 7, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

        This Agreement has been and is made for the benefit of the Underwriters and the Company and their respective successors and assigns and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters or the Company and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

        All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing (a) if to the Representatives, c/o CIBC World Markets Corp., 417 5th Avenue, 2nd Floor, New York, New York 10016 Attention: Jennifer Glynn, with a copy to McDermott, Will & Emery, 2049 Century Park East, Suite 3400, Los Angeles, California 90067, Attention: Mark J. Mihanovic, and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement with a copy to Orrick, Herrington & Sutcliffe LLP, 1020 Marsh Road, Menlo Park, California 94025, Attention: Lowell D. Ness.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein.

        This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,
CYGNUS, INC.
By:	/s/ JOHN C HODGMAN
Name:	John C Hodgman
Title:	Chairman, President and CEO
Confirmed:
CIBC WORLD MARKETS CORP. ROBERTSON STEPHENS, INC.
Acting severally on behalf of themselves and as representatives of the several Underwriters named in Schedule I annexed hereto.
By: CIBC WORLD MARKETS CORP.
By:	/s/ ANDREW MACINNES
Name:	Andrew MacInnes
Title:	Managing Director

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UNDERWRITING AGREEMENT